SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2004

CNL RETIREMENT PROPERTIES, INC.
 (Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	000-32607 (Commission File Number)	59-3491443 (IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida (Address of principal executive offices)	32801 (Zip Code)

Registrant's telephone number, including area code: (407) 650-1000

        The Form 8-K of CNL Retirement Properties, Inc. (the “Company”) dated February 6, 2004 is hereby amended to include audited financial statements for 19 related Properties which were acquired on February 6, 2004 and February 13, 2004, and pro forma financial information. This information was not available to the Company at the time the Company filed its Form 8-K dated February 6, 2004.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

    (a)        Financial statements of retirement Properties acquired.

Audited financial statements for 19 related Properties acquired by the Company, including the Horizon Bay Portfolio One Properties, (which includes the Boynton Beach, Boynton Beach Pointe, Cumberland, Dallas, East Providence, Fresno, Greenwich, Hoover, Largo, Niles, Olympia Fields, Palm Beach Gardens, Sarasota, Smithfield, South Kingstown, Sun City Arizona, Sun City California, Warwick and West Palm Beach Properties) as well as the Tiverton Property for which the Company has an initial commitment to acquire, for the years ended December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003.

                                 See Index to Financial Statements on page 14.

    (b)            Pro forma financial information.

                                 See Index to Pro Forma Financial Statements on page 3.

    (c)        Not applicable.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                                                                                                  CNL RETIREMENT PROPERTIES, INC.

Dated: April 21, 2004	By: /s/ Thomas J. Hutchison III THOMAS J. HUTCHISON III Chief Executive Officer

                         INDEX TO FINANCIAL STATEMENTS

                         CNL RETIREMENT PROPERTIES, INC.

                                                                                                         Page
                                                                                                         ----
Pro Forma Consolidated Financial Information (unaudited):

     Pro Forma Consolidated Balance Sheet as of December 31, 2003                                         5

     Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2003                    6

     Notes to Pro Forma Consolidated Financial Statements for the year ended
        December 31, 2003                                                                                 7

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement
Properties, Inc. and its subsidiaries (the "Company") gives effect to (i) the receipt of $180.7 million in gross offering proceeds from the sale of 18.1 million additional shares for the period January 1, 2004 through February 16,
2004, the accrual of related offering expenses, acquisition fees and miscellaneous acquisition expenses, borrowings of $438.3 million under mortgage notes payable and borrowings of $65 million under a secured revolving line of credit facility and (ii) the application of such funds and cash on hand as of
December 31, 2003, to purchase 45 Properties, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated
Balance Sheet as of December 31, 2003, has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on December 31, 2003.

The Unaudited Pro Forma Consolidated Statements of Earnings for the year ended
December 31, 2003, include the historical operating results of the Properties described in (ii) above, as well as 119 Properties purchased by the Company prior to December 31, 2003, from the date of their acquisition (or for the pending acquisitions, from the date they became probable of being acquired) plus operating results from (A) the later of (i) the date the Properties became operational by the previous owners or (ii) January 1, 2003, to (B) the earlier of (i) the date the Properties were acquired by (or for the pending acquisitions, became probable of being acquired by) the Company or (ii) the end of the pro forma period presented (the "Pro Forma Period").

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2003
                      (in thousands, except per share data)

                                                                                        Pro Forma
                          Assets                                    Historical         Adjustments                Pro Forma
                                                                    ----------         -----------                ---------

Investment Properties:
    Accounted for using the operating method, net                  $ 1,083,392          $ 857,758     (b)         $1,941,150
    Accounted for using the direct financing method                    418,347                 --                    418,347
Cash and cash equivalents                                              167,090            180,686     (a)                 12
                                                                                         (422,015)    (b)
                                                                                           74,251     (d)
Restricted cash                                                         14,812             15,000     (e)             29,812
Accounts and other receivables                                          12,223                 --                     12,223
Loan costs                                                               7,386              5,112     (b)             12,892
                                                                                              394     (d)
Lease intangible costs                                                  30,205             36,484     (c)             66,689
Accrued rental income                                                   14,644                 --                     14,644
Other assets                                                            13,793              8,131     (a)              4,115
                                                                                           26,594     (b)
                                                                                          (47,762)    (b)
                                                                                            3,359     (d)
Investment in unconsolidated subsidiary                                      7                 --                          7
                                                                   -----------          ---------                 ----------
                                                                   $ 1,761,899          $ 737,992                 $2,499,891
                                                                   ===========          =========                 ==========

           Liabilities and Stockholders' Equity

Liabilities:
    Mortgages payable                                               $  275,056          $ 363,677     (b)          $ 713,378
                                                                                           74,645     (d)
    Bonds payable                                                       90,125                 --                     90,125
    Lines of credit                                                     20,000             65,000     (b)             85,000
    Construction loans payable                                           7,402                 --                      7,402
    Due to related parties                                               3,258             22,585     (a)             45,567
                                                                                           16,365     (b)
                                                                                            3,359     (d)
    Accounts payable and accrued expenses                               11,657             10,229     (b)             21,886
    Deferred income                                                        476                900     (c)              1,376
    Security deposits                                                    7,984             15,000     (e)             22,984
                                                                   -----------          ---------                 ----------
           Total liabilities                                           415,958            571,760                    987,718
                                                                   -----------          ---------                 ----------

Commitments and contingencies

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000 shares                                 --                 --                         --
    Excess shares, $0.01 par value per share.
       Authorized and unissued 103,000 shares                               --                 --                         --
    Common stock, $0.01 par value per share.
       Authorized 450,000 and 100,000 shares,
       respectively, issued 150,253 and 168,322 shares,
       respectively, outstanding 150,077 and 168,146
       shares, respectively                                              1,501                181     (a)              1,682
    Capital in excess of par value                                   1,349,719            180,505     (a)          1,515,770
                                                                                          (14,454)    (a)
    Accumulated distributions in excess of net earnings                 (5,279)                --                     (5,279)
                                                                   -----------          ---------                 ----------
           Total stockholders' equity                                1,345,941            166,232                  1,512,173
                                                                   -----------          ---------                 ----------
                                                                   $ 1,761,899          $ 737,992                 $2,499,891
                                                                   ===========          =========                 ==========

See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

                                                                          Historical
                                                                           Medical
                                                                            Office        Pro Forma
                                                           Historical     Properties     Adjustments            Pro Forma
                                                           ----------     ----------     -----------            ---------

Revenues:
     Rental income from operating leases                    $60,207         $26,035        $115,001     (1)      $201,568
                                                                                                176     (2)
                                                                                                149     (3)
     Earned income from direct financing leases              31,107              --          20,650     (1)        51,757
     Recoveries from tenants                                     --           3,146              --                 3,146
     Contingent rent                                             47              --              --                    47
     FF&E reserve income                                      2,607              --           3,616     (4)         6,223
     Interest and other income                                1,626           1,068          (1,584)    (5)         1,110
                                                            -------         -------        --------              --------
                                                             95,594          30,249         138,008               263,851
                                                            -------         -------        --------              --------
Expenses:
     Interest and loan amortization                           9,588              --          32,131     (6)        41,719
     General and administrative                               5,482              --              --                 5,482
     Taxes                                                                    2,889                                 2,889
     Property operating                                         136           7,329           1,568     (7)         9,033
     Asset management fees to related party                   4,372              --           8,252     (8)        12,624
     Depreciation and amortization                           17,567              --          41,175     (9)        58,742
                                                            -------         -------        --------              --------
                                                             37,145          10,218          83,126               130,489
                                                            -------         -------        --------              --------

Earnings Before Equity in Earnings of
     Unconsolidated Subsidiary                               58,449          20,031          54,882               133,362

Equity in Earnings of Unconsolidated Subsidiary                  11              --              --                    11
                                                            -------         -------        --------              --------

Net Earnings                                                $58,460         $20,031        $ 54,882              $133,373
                                                            =======         =======        ========              ========
Net Earnings Per Share of Common
     Stock (Basic and Diluted) (10)                         $  0.66                                              $   0.79
                                                            =======                                              ========

Weighted Average Number of Shares of Common
     Stock Outstanding (Basic and Diluted) (10)              88,840                                               168,146
                                                            =======                                              ========

See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Balance Sheet:

(a)      Represents gross proceeds of $180,686 from the sale of 18,069 shares during the period January 1, 2004 through February 16, 2004, and the accrual of $22,585 for (i) related acquisition fees of $8,131 (4.5% of gross proceeds) which are reflected in other assets, (ii) selling commissions of $13,551 (7.5% of gross proceeds) and (iii) marketing support fees of $903 (0.5% of gross proceeds) which have been netted against stockholders' equity.

(b)      Represents the use of $422,015 of cash and cash equivalents, borrowings of $363,677 under mortgage notes payable and $65,000 under a line of credit (i) to purchase 45 properties for $845,580, and (ii) to pay loan costs of $5,112, and the accrual of acquisition fees on permanent financing (4.5% of permanent financing) of $16,365 and $10,229 in miscellaneous acquisition costs incurred in conjunction with the purchase of the properties. Also represents the reclassification of
         $47,762 in miscellaneous acquisition costs and acquisition fees to
         Properties subject to operating leases, lease intangible costs and deferred income liabilities (see Note (c) below).

                                                                               Acquisition
                                                                                 Fees and
                                                                              Closing Costs
                                                                               Allocated to
                                                           Purchase Price       Investment            Total
                                                           --------------       ----------            -----

         Sunrise of Santa Rosa in Santa Rosa, CA            $   9,280            $    537         $   9,817
         Horizon Bay Portfolio One Properties                 562,000              30,262           592,262
         Courtyard Manor Portfolio One Properties              17,800               1,355            19,155
         Medical Office Portfolio One Properties              256,500              15,608           272,108
                                                            ---------            --------         ---------
              Properties subject to operating leases        $ 845,580            $ 47,762         $ 893,342
                                                            ---------            --------         ---------

(c)      The Company allocates the value associated with having an in-place lease at the date of acquisition to a lease intangible asset or a deferred income liability considering factors associated with lease origination costs and above, at or below market leases. Such costs are amortized on a straight-line basis over the remaining term of the lease.

(d)      In connection with the Sunrise Portfolio Four Properties, the Company obtained permanent financing comprised of 12 loans in the aggregate amount of $74,645 collateralized by the 12 Properties. The loans have terms of seven years and bear interest at a rate of 5.96% per annum.
         The loans require monthly interest only payments for the first 24 months, with monthly payments of principal and interest due thereafter until maturity. The Company incurred loan costs of $2,376, of which
         $1,982 was incurred and paid prior to December 31, 2003. The Company accrued acquisition fees on permanent financing of $3,359.

(e)      The tenants of the Horizon Bay Portfolio One Properties have provided the Company with a $15 million shortfall reserve account for use by the
         Company in the event that net operating income from the Horizon Bay
         Portfolio One Properties is insufficient to fully pay minimum rent and furniture, fixtures and equipment reserve ("FF&E Reserve") payments due under the leases. The shortfall reserve will terminate upon the later of: (i) such time that the net operating income from the Horizon Bay
         Portfolio One Properties equals or exceeds minimum rent due under the leases by 25% based on a trailing 12-month period for two consecutive quarters or (ii) the end of the fifth lease year.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings:

(1)      Represents adjustment to rental income from the operating leases and earned income from the direct financing leases for the Properties acquired, and for the pending acquisitions expected to be acquired, by the Company as of February 16, 2004 (collectively, the "Pro Forma
         Property" or "Pro Forma Properties") for the Pro Forma Period.

         The following presents the actual date the Pro Forma Properties were acquired or made probable by the Company as compared to January 1,
         2003, the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma
         Consolidated Statement of Earnings as well as the related adjustments for the Pro Forma Periods.

                                                                                                        Pro Forma
                                                                                                     Adjustment for
                                                                                                     the Year Ended
                                                       Date Acquired/Probable        Purchase          December 31,
                                                           by the Company              Price               2003
                                                           --------------              -----               ----

Properties subject to operating leases:
  Acquired:
  Summit Portfolio Properties                          March 27, 2003               $    52,000          $   1,455
  Additional Marriott Portfolio Two Properties         March 28, 2003                   254,575              4,759
  Brighton Gardens of Saddle River, NJ                 March 31, 2003                    12,750                405
  Balmoral Assisted Living Community in Palm
      Harbor, FL                                       July 8, 2003                      12,175                629
  ARC Somerby Portfolio Properties                     August 25, 2003                   73,260              5,683
  GreenTree Portfolio Properties                       September 5 and 11, 2003          22,956              2,046
  Sunrise Portfolio Four Properties                    September 30, 2003               149,277             11,509
  Additional Sunrise Portfolio Four Properties         September 30, 2003                29,552                  -
  Dogwood Forest of Dunwoody in Dunwoody, GA           November 25, 2003                  5,500                681
  EdenCare Portfolio One Properties                    November 25, 2003                 27,000              3,236
  EdenCare Portfolio Two Properties                    November 25, 2003                171,755             19,401
  Horizon Bay Portfolio One Properties                 February 6 and 13, 2004          537,321             59,309
  Probable:
  Sunrise of Santa Rosa in Santa Rosa, CA              September 16, 2003                 9,280                960
  Sakonnet Bay Manor (Tiverton Property)               January 5, 2004                   24,679              2,739
  Courtyard Manor Portfolio One Properties             January 5, 2004                   17,800              2,189
  Medical Office Portfolio One Properties              February 16, 2004                256,500                  -
                                                                                    -----------          ---------
                                                                                    $ 1,656,380          $ 115,001
                                                                                    ===========          =========
Investment in direct financing leases:
  Acquired:
  Fox Run Village in Novi, MI                          February 28, 2003            $    17,000          $     420
  Prime Care Portfolio Two Properties                  March 31, 2003                    22,635                744
  Ann's Choice Continuing Care Retirement
      Community in Warminster, PA                      June 2, 2003                      19,500              1,338
  Sunrise Portfolio Three Properties                   August 29, 2003                  184,500             15,401
  Linden Ponds Continuing Care Retirement
      Community in Hingham, MA                         December 1, 2003                  19,700              2,747
                                                                                    -----------          ---------
                                                                                    $   263,335          $  20,650
                                                                                    ===========          =========

(2)      Represents the Company's straight-line rent adjustment to the Medical
         Office Portfolio One Properties' historical rental income.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

(3)      Represents amortization of deferred rental income related to the allocated value associated with below market leases at the date of each
         Property's acquisition. The deferred rental income is amortized on a straight-line basis over the remaining term of the lease.

(4)      Represents adjustments to FF&E Reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to certain Properties. The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company.

(5)      Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts after the purchase of the Pro Forma Properties. The pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately 2% per annum by the Company during the year ended December 31, 2003.

(6)      Represents adjustment to interest expense for mortgage loans for the
         Pro Forma Period based on the following terms:

                                                                                           Pro Forma
                                                                                        Adjustment for
                                       Original                                         the Year Ended
                                       Mortgage                                          December 31,
                                        Loan                 Interest Rate                   2003
                                        ----                 -------------                   ----

Prime Care Portfolio Two               $ 20,635      7.83%, with principal and           $      359
Properties maturing October 2008                     interest payable monthly.

Revolving line of credit                 20,000      Floating at 250 basis points               159
secured by Prime Care Portfolio                      over the 30-day LIBOR.
Properties, maturing March 2005                      During the Pro Forma Period,
                                                     the interest rate varied from
                                                     3.62% to 3.88%.

Summit Portfolio Properties,             26,000      Floating at 325 basis points               318
maturing March 2005                                  over the 30-day LIBOR with a
                                                     minimum interest rate of 5% and
                                                     principal and interest payable
                                                     monthly. During the Pro Forma
                                                     Period, the interest rate was
                                                     5.0%.

ARC Somerby Portfolio                    50,400      5.79% with principal and                 1,848
Properties, maturing June 2013                       interest payable monthly.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

                                                                                           Pro Forma
                                                                                        Adjustment for
                                       Original                                         the Year Ended
                                       Mortgage                                          December 31,
                                        Loan                 Interest Rate                   2003
                                        ----                 -------------                   ----

Sunrise Portfolio Three                $92,500       5.13% the first year, 5.38%         $    3,747
Properties, maturing July 2010                       the second year, 6.06% the
                                                     third year with 3% increases
                                                     to the per annum rate each
                                                     calendar year thereafter to a
                                                     maximum of 7.25% (effective
                                                     rate of interest is 5.60%) to
                                                     maturity. Monthly interest
                                                     only payments through 2005 with
                                                     principal and interest payable
                                                     monthly for the remaining term
                                                     of the loan.

Sunrise Portfolio Four                   74,645      Fixed interest rate of                   4,449
Properties and the Santa Rosa                        5.96%. Monthly interest only
Property, maturing seven years                       payments for first two years
from funding date                                    with principal and interest
                                                     payable monthly for the
                                                     remaining term of the loan.

EdenCare Portfolio Two                   45,000      Floating at 260 to 300 basis             1,539
Properties, maturing November                        points over the 30-day LIBOR
2006                                                 rate. During the Pro Forma
                                                     Period, the interest rate
                                                     varied from 3.70% to 4.34%.

EdenCare Portfolio Two                    7,130      Fixed rates of 8.25% and                   531
Properties, two loans maturing                       8.375%, with principal and
between March 2038 and November                      interest payable monthly.
2038

Horizon Bay Portfolio One               110,445      Floating at 90 basis points              2,360
Properties, maturing October                         over the 3 to 9 month Fannie
2005                                                 Mae Discount MBS and interest
                                                     only payable monthly. During
                                                     the Pro Forma Period, the
                                                     interest rate varied from
                                                     2.06% to 2.25%.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

                                                                                          Pro Forma
                                                                                        Adjustment for
                                       Original                                         the Year Ended
                                       Mortgage                                          December 31,
                                        Loan                 Interest Rate                   2003
                                        ----                 -------------                   ----

Horizon Bay Portfolio One              $ 74,000      Floating at 104 basis points        $    1,634
Properties, maturing April 2008                      over the 3 to 9 month Fannie
                                                     Mae Discount MBS and interest
                                                     only payable monthly. During
                                                     the Pro Forma Period, the
                                                     interest rate varied from 2.16%
                                                     to 2.33%.

Horizon Bay Portfolio One                 8,235      Floating at 104 basis points               186
Properties, maturing December                        over the 3 to 9 month Fannie
2008                                                 Mae Discount MBS and interest
                                                     only payable monthly. During
                                                     the Pro Forma Period, the
                                                     interest rate varied from
                                                     2.18% to 2.38%.

Horizon Bay Portfolio One                38,340      Floating at 370 basis points             2,281
Properties, maturing May 2008                        over the 30-day LIBOR with a
                                                     minimum interest rate of 5.95%.
                                                     Monthly interest only payments
                                                     through July 2004 with principal
                                                     and interest payable monthly
                                                     for the remaining term of
                                                     the loan. During the Pro Forma
                                                     Period, the interest rate was
                                                     5.95%.

Horizon Bay Portfolio One                33,139      8.17%  with principal and                2,687
Properties, maturing April 2008                      interest payable monthly.

Horizon Bay Portfolio One                10,400      Floating at 370 basis points               619
Properties, maturing May 2008                        over the 30-day LIBOR with a
                                                     minimum interest rate of 5.95%.
                                                     Monthly interest only payments
                                                     through January 2005 with
                                                     principal and interest payable
                                                     monthly for the remaining term of
                                                     the loan. During the Pro Forma
                                                     Period, the interest rate was
                                                     5.95%.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

                                                                                          Pro Forma
                                                                                        Adjustment for
                                       Original                                         the Year Ended
                                       Mortgage                                          December 31,
                                        Loan                 Interest Rate                   2003
                                        ----                 -------------                   ----

Medical Office Portfolio One           $ 62,425      Fixed rates ranging from            $    3,882
Properties, nine loans maturing                      5.09% to 8.35%, with
between August 2008 and                              principal and interest
February 2013                                        payable monthly

Medical Office Portfolio One             14,900      5.15%, with interest only                  767
Properties, maturing October                         payable monthly for the first
2008                                                 year with principal and
                                                     interest payable monthly for
                                                     the remaining term of the loan.

Medical Office Portfolio One              7,060      5.4%, with interest only                   380
Properties, maturing February                        payable monthly for the first
2013                                                 three months with principal
                                                     and interest payable monthly
                                                     for the remaining term of the
                                                     loan.

Medical Office Portfolio One             65,000      Floating at 250 basis points             2,440
Properties, revolving line of                        over the 30-day LIBOR.
credit secured by Prime Care                         During the Pro Forma Period,
Portfolio Properties, maturing                       the interest rate varied from
March 2005                                           3.62% to 3.88%.

Sunrise of Santa Rosa in Santa            4,733      6.875%, with principal and                 322
Rosa, CA, maturing June 2024                         interest payable monthly
                                                                                         ----------
                                                                                         $   30,508

         In addition, loan cost amortization was $1,623 for the year ended
         December 31, 2003. Loan costs are amortized using the straight line method (which approximates the effective interest method) over the life of the loan.

         If the interest rates on variable rate loans would have increased by
         0.125% during the Pro Forma Period, interest expense would have increased by $437 for the year ended December 31, 2003.

(7)      Represents property management fees payable to third-party property managers related to the Medical Office Portfolio One Properties.
         Property management fees are equal to 3% of the Properties' gross rental revenues. The adjustment also includes a $750 fee payable to the sellers of the Medical Office Portfolio One Properties for temporary asset management services during a transitional period.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

(8)      Represents increase in asset management fees relating to the Pro Forma
         Properties for the Pro Forma Period. Asset management fees are equal to
         0.60% per year of the Company's Real Estate Asset Value as defined in the Company's prospectus.

(9)      Represents increase in depreciation expense of the buildings, tenant improvements and the furniture, fixtures and equipment ("FF&E")
         portions of the Pro Forma Properties accounted for as operating leases using the straight-line method of $35,225 for year ended December 31,
         2003. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively. The tenant improvements are depreciated over the remaining term of the lease. Also represents amortization of lease intangible costs of $5,950 for the year ended December 31, 2003 related to the amounts associated with having in-place leases at the date of each Property's acquisition allocated to a lease intangible asset that is amortized on a straight-line basis over the remaining term of the lease.

         The following presents the amount of land, building and FF&E for each of the Pro Forma Properties accounted for as operating leases:

                                                                                    Tenant
                                                                                   Improve
                                                      Land     Building    FF&E     -ments
                                                      ------   --------   ------   -------

Additional Marriott Portfolio Two Properties         $50,817   $200,815   $9,410        -
Summit Portfolio Properties                            3,230     50,210    1,085        -
Brighton Gardens in Saddle River, NJ                   2,156     10,458      511        -
Balmoral Assisted Living Community in Palm Harbor,
    FL                                                 1,002     11,134      376        -
ARC Somerby Portfolio Properties                       3,404     68,946    3,199        -
GreenTree Portfolio Properties                         1,298     21,824      380        -
Sunrise Portfolio Four Properties                     16,755    130,456    7,546        -
Additional Sunrise Portfolio Four Properties          10,057          -        -        -
Sunrise of Santa Rosa in Santa Rosa, CA                2,486      6,762      342        -
Dogwood Forest of Dunwoody in Dunwoody, GA               855      4,884        -        -
EdenCare Portfolio One Properties                      2,216     24,616      953        -
EdenCare Portfolio Two Properties                     10,982    158,187    6,854        -
Horizon Bay Portfolio One Properties                  34,577    510,162    6,000        -
Sakonnet Bay Manor (Tiverton Property)                 4,215     20,825      330        -
Courtyard Manor Portfolio One Properties               2,852     15,212      398        -
Medical Office Portfolio One Properties               40,610    195,661        -   17,326

(10)     Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 2003. As a result of receipt of gross proceeds from the sale of shares during the period January 1, 2004 through February
         16, 2004, as described in Note (a) above, which were available to acquire the Pro Forma Properties described in Note (b) above, pro forma earnings per share were calculated based upon weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares, during the year ended December 31, 2003 needed to fund the purchase of the Pro Forma Properties.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES

Combined Financial Statements

Year ended December 31, 2003
With Report of Independent Certified Public Accountants

CONTENTS

Report of Independent Certified Public Accountants......................................       15

Combined Financial Statements

Combined Balance Sheets as of December 31, 2003 and 2002................................       16

Combined Statements of Operations for the years ended December 31, 2003,
     2002 and 2001......................................................................       17

Combined Statements of Changes in Equity for the years ended December 31, 2003,
     2002 and 2001......................................................................       18

Combined Statements of Cash Flows for the years ended December 31, 2003,
     2002 and 2001......................................................................       19

Notes to Combined Financial Statements..................................................       20

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Boards of Directors, Members and Partners of
Horizon Bay Senior Communities Twenty Communities

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of changes in equity and of cash flows present fairly, in all material respects, the financial position of Horizon Bay
Senior Communities Twenty Communities (the "Communities"), as defined in Note 1, at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of
America. These financial statements are the responsibility of the Communities'
management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of
America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2, the Company adopted the provisions of Statement of
Financial Accounting Standards No. 144 Accounting for the Impairment or Disposal
of Long-Lived Assets in 2002.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida
March 3, 2004

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
COMBINED BALANCE SHEETS
DECEMBER 31, 2003 AND 2002

                                                             2003               2002

ASSETS
Current assets
     Cash and cash equivalents                          $    4,287,002     $    3,071,653
     Accounts receivable, net                                2,126,811          1,284,394
     Prepaid expenses and other current assets               1,821,864            527,206
     Assets held for sale                                  403,433,510                  -
                                                        --------------     --------------
                 Total current assets                      411,669,187          4,883,253
                                                        --------------     --------------
Restricted assets
     Life care contract minimum liquid reserve fund          1,132,112          2,001,731
     Tenant security deposits, restricted cash               1,260,515          1,561,440
     Debt reserve fund and other deposits                            -          6,700,998
                                                        --------------     --------------
                 Total restricted assets                     2,392,627         10,264,169
                                                        --------------     --------------
Property, plant and equipment, net                                   -        393,817,130
Deferred financing fees, net                                         -          2,648,679
                                                        --------------     --------------
                 Total assets                           $  414,061,814     $  411,613,231
                                                        ==============     ==============
LIABILITIES AND EQUITY
Current liabilities
     Accounts payable                                   $    1,895,596     $    5,064,788
     Accrued wages and payroll expenses                      1,817,092          1,856,495
     Other accrued expenses and prepaid rent                 3,121,576          2,560,696
     Accrued real estate and property taxes                  1,797,100          2,262,474
     Reserve for workers' compensation                         865,870            500,000
     Reserve for general and professional liability          2,500,000          2,000,000
     Current portion of long-term debt                               -          8,303,880
     Debt associated with assets held for sale             293,291,314                  -
                                                        --------------     --------------
                 Total current liabilities                 305,288,548         22,548,333

Long-term debt, net of current portion                               -        272,019,095
Refundable security deposits                                   920,570          1,382,515
Refundable deposits                                          1,841,770          2,732,054
Unearned entrance fees                                       1,788,032          1,863,068
                                                        --------------     --------------
                 Total liabilities                         309,838,920        300,545,065

Commitments and contingencies
Equity                                                     104,222,894        111,068,166
                                                        --------------     --------------
                                                        $  414,061,814     $  411,613,231
                                                        ==============     ==============

   The accompanying notes are an integral part of these financial statements.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
COMBINED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

                                                            2003               2002               2001

REVENUES
Monthly service and earned entrance fees               $  104,322,111     $  101,652,757     $   93,839,612
Other                                                       1,375,765          1,536,213          2,286,721
                                                       --------------     --------------     --------------
                 Total revenues                           105,697,876        103,188,970         96,126,333
                                                       --------------     --------------     --------------
EXPENSES
Community operations                                       62,251,131         59,153,208         57,324,633
Management fees                                             5,004,114          4,905,488          4,590,377
Real estate taxes                                           4,206,169          4,270,261          3,766,789
Depreciation and amortization                              11,902,147         11,826,181         11,393,367
Impairment of operating properties                                  -          6,000,000            307,643
                                                       --------------     --------------     --------------
                 Total expenses                            83,363,561         86,155,138         77,382,809
                                                       --------------     --------------     --------------
Operating income                                           22,334,315         17,033,832         18,743,524
                                                       --------------     --------------     --------------
Other income (expense)
     Interest income                                           31,716             86,124            198,662
     Interest expense                                     (15,356,095)       (18,168,101)       (20,920,014)
                                                       --------------     --------------     --------------
                 Total other income (expense)             (15,324,379)       (18,081,977)       (20,721,352)
                                                       --------------     --------------     --------------
                 Net income (loss)                     $    7,009,936     $   (1,048,145)    $   (1,977,828)
                                                       ==============     ==============     ==============

   The accompanying notes are an integral part of these financial statements.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
COMBINED STATEMENTS OF CHANGES IN EQUITY
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

BALANCE AT JANUARY 1, 2001                                                                $ 116,256,263
Reclassification of amounts receivable from parent                                          (14,532,822)
Net loss                                                                                     (1,977,828)
                                                                                          -------------
BALANCE AT DECEMBER 31, 2001                                                                 99,745,613
Reclassification of amounts payable to parent                                                12,370,698
Net loss                                                                                     (1,048,145)
                                                                                          -------------
BALANCE AT DECEMBER 31, 2002                                                                111,068,166
Reclassification of amounts receivable from parent                                          (13,855,208)
Net income                                                                                    7,009,936
                                                                                          -------------
BALANCE AT DECEMBER 31, 2003                                                              $ 104,222,894
                                                                                          =============

   The accompanying notes are an integral part of these financial statements.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
COMBINED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

                                                                             2003             2002             2001

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                        $   7,009,936    $  (1,048,145)   $  (1,977,828)
Adjustments and other changes to reconcile net
 income (loss) to net cash provided by operating
 activities - increase (decrease) in cash
         Depreciation and amortization                                      11,902,147       11,826,181       11,393,367
         Amortization of deferred financing fees                             1,852,611        1,546,332        1,439,803
         Impairment of value on operating properties                                 -        6,000,000          307,643
         Accounts receivable, net                                             (842,417)          53,752         (115,659)
         Prepaids and other current assets                                  (1,294,658)       2,227,380       (1,436,627)
         Unearned entrance fees                                                (75,036)        (400,465)        (480,683)
         Accounts payable and other current liabilities                     (3,113,089)       3,561,170         (225,348)
         Reserve for workers' compensation                                     365,870                -         (162,282)
         Reserve for general and professional liability                        500,000                -        2,000,000
         Refundable security deposits and entrance fees                     (1,352,229)        (909,998)        (816,480)
                                                                         -------------    -------------    -------------
              Net cash provided by operating
               activities                                                   14,953,135       22,856,207        9,925,906
                                                                         -------------    -------------    -------------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment                                         (14,921,761)     (28,580,797)      (4,062,904)
Increase (decrease) in restricted assets                                     4,821,872       (2,289,100)       1,091,362
                                                                         -------------    -------------    -------------
              Net cash used in investing activities                        (10,099,889)     (30,869,897)      (2,971,542)
                                                                         -------------    -------------    -------------
CASH FLOWS FROM FINANCING ACTIVITIES
Member (distributions) contributions, net                                  (13,855,208)      12,370,698      (14,532,822)
Proceeds from notes payable and long-term debt                             135,975,000                -       12,000,000
Repayment of notes payable and long-term debt                             (123,006,661)      (3,133,909)      (4,494,097)
Deferred financing fees                                                     (2,751,028)        (268,124)        (447,820)
                                                                         -------------    -------------    -------------
              Net cash (used in) provided by
               financing activities                                         (3,637,897)       8,968,665       (7,474,739)
                                                                         -------------    -------------    -------------
Increase (decrease) in cash and cash equivalents                             1,215,349          954,975         (520,375)
CASH AND CASH EQUIVALENTS
Beginning of period                                                          3,071,653        2,116,678        2,637,053
                                                                         -------------    -------------    -------------
End of period                                                            $   4,287,002    $   3,071,653    $   2,116,678
                                                                         =============    =============    =============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
Cash paid for interest                                                   $  15,889,304    $  16,088,560    $  19,469,265

   The accompanying notes are an integral part of these financial statements.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

1.       ORGANIZATION AND NATURE OF BUSINESS

         The Horizon Bay Senior Communities Twenty Communities (the
         "Communities") consists of nineteen primarily independent living communities owned by WHSLC Realty, L.L.C. (WHSLC) and one community owned by WHSLC and WHSLH Realty, L.L.C. (WHSLH) (affiliated with
         Whitehall Street Real Estate Limited Partnerships and Goldman, Sachs &
         Co.).

         WHSLC was formed July 31, 1997 as a limited liability company pursuant to the Delaware Limited Liability Company Act. The Members of WHSLC are
         WHSLH and Senior Lifestyle Contribution Company, L.L.C. WHSLC was
         established to acquire and hold, directly or indirectly through one or more subsidiaries, equity interests in congregate, assisted living and nursing home properties.

         The Communities are rental communities with monthly rates that depend on the amenities and services provided. The services provided by the operators are generally not covered by health or other insurance and, therefore, monthly fees are generally payable by the resident, their family or another responsible party. The twenty communities each represent a separate legal entity in either the limited liability company or limited partnership form and are as follows: Carrington
         Point, Cherry Hills Club, East Bay Manor, Emerald Bay Manor, Greenwich
         Bay Manor, Heritage Palmeras, Heron's Run, Newport Place, North Bay
         Manor, Pinecrest Place, Prosperity Oaks, Sakonnet Bay Manor, South Bay
         Manor, The Park at Golf Mill, The Park at Olympia Fields, The Park at
         Riverchase, The Pointe at Newport Place, Treemont Retirement Community,
         Waterside Retirement Estates, and West Bay Manor.

         WHSLC entered into an agreement in December 2003, which was subsequently amended in 2004, to sell the communities to CNL Retirement
         Corp. (CNL) for approximately $562,000,000 (Note 8). The amendments extended certain dates within the due diligence period and clarified certain terms of the agreement regarding environmental remediation.

2.       SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION

         The combined financial statements have been prepared to present the combined financial position, results of operations, and cash flows of the Communities and are presented for the purpose of complying with the
         Securities and Exchange Commission's rules and regulations regarding businesses acquired and to be acquired. The Communities will be operated under leasing structures between CNL and WHSLC and/or affiliates. The combined financial statements reflect the combined net assets and operations of the Communities. All significant intercompany transactions and balances within the Communities have been eliminated.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
         Actual results may ultimately differ from estimates, and such differences could be material.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

         CASH AND CASH EQUIVALENTS

         Cash and cash equivalents consist of bank demand deposits, overnight repurchase/sweep accounts, which are typically invested in Euro-based instruments, and highly liquid debt instruments with maturities of three months or less when purchased.

         ALLOWANCE FOR DOUBTFUL ACCOUNTS

         Credit losses are provided for in the financial statements based on management's best estimate of collectibility.

         PROPERTY AND EQUIPMENT

         Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from 3 to 30 years. Property and equipment of the
         Communities are reviewed for impairment whenever events or circumstances indicate that the asset's undiscounted expected cash flows are not sufficient to recover its carrying amount. The
         Communities measure an impairment loss by comparing the fair value of the asset to its carrying amount. Fair value is determined by utilizing the discounted cash flow method.

         Construction in progress includes direct costs related to acquisition, development and construction of facilities.

         DEFERRED FINANCING COSTS

         Costs incurred in connection with obtaining financing for
         Communities-owned facilities have been deferred and amortized on a straight-line basis over the term of the new financing. These costs include loan origination fees, legal fees, rate cap fees and other costs directly related to obtaining the financing. The amortization of these costs is included in interest expense.

         RESTRICTED ASSETS

         Restricted assets include debt service reserve funds under loan agreements, state statutes, tenant security deposits, escrow for real estate taxes, and cash collateralized for issued letters of credit.

         OBLIGATION TO PROVIDE FUTURE SERVICES

         One of the facilities included in the Communities annually calculates the present value of the net cost of future services and use of facilities to be provided to current residents and compares that amount with the balance of deferred revenue from unearned entrance fees. If the present value of the net cost of future services and use of facilities exceeds the deferred revenue from entrance fees, a liability is recorded (obligation to provide future services and use of facilities) with a corresponding charge to income. The present value of the net cost of future services and uses of facilities did not exceed the revenue anticipated, and therefore, no future service obligation was recorded at December 31, 2003 or 2002.

         REVENUE RECOGNITION

         Operating revenue consists of monthly services, which includes rent, assistance and other related services. Monthly services are recorded at the time such services are provided to tenants. Other revenue consists primarily of resident community fees recognized as income when received. Agreements with residents are generally for a term of one year and are cancelable by residents with thirty days notice.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

         The Communities have one facility that offers life care contracts whereby the residents pay an entrance fee upon move-in, as well as a monthly rental payment. Earned entrance fees are one-time nonrecurring fees collected from tenants upon signing of the agreement and are amortized over the residents' life expectancy.

         ADVERTISING

         All costs associated with advertising and promoting the property are expensed in the year incurred. Advertising expense was approximately
         $1,275,000, $1,300,000 and $1,300,000 for the years ended December 31,
         2003, 2002, and 2001, respectively.

         INCOME TAXES

         No provision (benefit) for income taxes is provided on the net income
         (loss) of the Communities since it is reported by the members or partners on their respective income tax returns.

         DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying amounts of cash, accounts receivable, prepaid expenses and other current assets, other assets, accounts payable, refundable security deposits and accrued expenses approximate fair value because of the short-term maturity of these instruments.

         The carrying amounts of refundable deposits may not approximate fair value since these liabilities are not short-term in nature. However, since these liabilities do not have specified maturity dates, management believes it is not practicable to determine their fair value.

         Based on the borrowing rates currently available to the Communities'
         debt with similar terms, management believes that the carrying value of notes payable and long-term debt approximates the fair value of the debt. Additionally, a significant portion of the Communities' debt bears interest at variable rates.

         RECLASSIFICATIONS

         Certain reclassifications of prior year amounts have been made to conform to current year presentation.

         NEW ACCOUNTING PRONOUNCEMENTS

         On January 1, 2002, the Communities adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which addresses financial accounting for the impairment or disposal of long-lived assets, primarily property and equipment.

         Management believes there are no other new accounting pronouncements for which adoption will have a material impact on the Communities'
         financial statements.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

3.       PROPERTY AND EQUIPMENT, INCLUDING ASSETS HELD FOR SALE

         Property and equipment at December 31, 2003, which is reflected as held for sale, and 2002 consists of the following:

                                                 2003             2002

         Land and improvements             $  35,049,633    $  34,653,913
         Buildings and improvements          407,848,014      369,605,904
         Equipment                            16,603,936       15,593,975
         Construction in progress              1,135,777       25,858,000
                                           -------------    -------------
                                             460,637,360      445,711,792
         Less:  accumulated depreciation     (63,800,616)     (51,894,662)
                                           -------------    -------------
                                             396,836,744      393,817,130
         Less:  assets held for sale        (396,836,744)               -
                                           -------------    -------------
                                           $           -    $ 393,817,130
                                           =============    =============

         In 2002 and 2001, the Communities recognized impairments on two of its properties. To recognize the impairments, the Communities reduced the carrying value of buildings by a total of $6,307,643 at December 31,
         2003 and 2002.

         There were no impairments recorded on the Communities' properties in
         2003.

         DISPOSITION OF ASSETS

         In December 2003, WHSLC committed to a formalized plan and initiated actions under this plan to sell to CNL its interest in all of the real and personal property, debt reserve funds, and the related mortgage debt related to the Communities. The Communities' assets and liabilities that were part of this formalized plan have been classified as held for sale on the balance sheet at December 31, 2003. Completion of the sale of WHSLC's interest in the Communities is anticipated to occur in 2004 (Note 8). There were no adjustments recorded during 2003 to the carrying value for these assets and liabilities for impairment.

         The major components of assets and liabilities held for sale at
         December 31, 2003 are as follows:

         ASSETS
         Debt reserve fund and other deposits   $  3,049,670
         Deferred financing fees, net           $  3,547,096
         Property, plant and equipment          $396,836,744
         LIABILITIES
         Long-term debt                         $293,291,314

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

4.       LONG-TERM DEBT

         Long-term debt at December 31, 2003 relates to assets held for sale.
         Amounts outstanding at the end of 2003 and 2002 are as follows:

                                                                                  2003             2002

         DMBS plus 90 basis points (approximately 2.2% and 2.2% at December
         31, 2003 and 2002, respectively) master credit facility payable to a mortgage corporation and subject to $163,000,000 revolving credit facility. Due in October 2005. Collateralized by the real estate of the underlying facilities. Cross-defaulted with the
         Communities' other loans in the master credit facility.             $ 110,445,500    $ 112,287,000

         LIBOR plus 2.50%, at a minimum of 7.45% (7.45% at
         December 31, 2002) mortgage notes payable to bank.
         Final payment made in 2003.  Collateralized by the real
         estate of the underlying facilities and partially
         guaranteed by the Communities.  Cross-defaulted with
         the Communities' other loans with the same bank.                                -       54,883,627

         LIBOR plus 4%, at a minimum of 8% at December 31,
         2002; master credit facility payable to a mortgage corporation and subject to $55,000,000 non-revolving construction and
         mini-perm facility; refinanced in 2003. Collateralized by the real estate of the underlying facilities and cross-defaulted with the Communities' other obligations with the same mortgage
         corporation.                                                                    -       22,590,545

         8.17% mortgage note payable in monthly installments of
         $283,042 including interest; final payment due April 15,
         2005.  The mortgage is collateralized by the real estate
         of one facility.  The note is guaranteed by WHSLC up
         to $10 million.                                                        33,187,586       33,786,550

         LIBOR plus 2.35% (approximately 3.77% at December 31, 2002), mortgage note payable to bank; final payment made on
         September 30, 2003. The mortgage was collateralized by
         the real estate of two facilities.                                              -        6,977,154

         7.875% mortgage note, payable in monthly installments
         of $95,900 including interest; final payment due in
         December 2038.  The mortgage is collateralized by
         the real estate of one facility.                                       13,683,228       13,753,981

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

         8% mortgage note, payable in monthly installments of
         $75,094 including interest; final payment made in 2003.
         The mortgage was collateralized by the real estate of
         one facility.                                                                   -       10,415,470

         8% mortgage note, payable in monthly installments of
         $64,605 including interest; final payment made in 2003.
         The mortgage was collateralized by the real estate of
         one facility.                                                                   -        7,143,620

         10.125% mortgage note, payable in monthly installments
         of $58,600 including interest; final payment made in 2003.
         The mortgage was collateralized by the real estate of
         one facility.                                                                   -        6,615,028

         LIBOR plus 4%, at a minimum of 7.5% (7.5% at December 31,
         2002) promissory note payable to a bank in monthly
         installments of $10,000, final payment made in 2003. The note was collateralized by real estate, fixed assets, and accounts
         receivable at one facility.                                                     -       11,870,000

         DMBS plus 104 basis points (approximately 2.2% at December 31,
         2003) master credit facility payable to a mortgage corporation and subject to a $82,235,000 revolving credit facility. The note is due May 2008 and is collateralized by the real estate of the
         underlying facilities.                                                 82,235,000                -

         LIBOR plus 370 basis points at a minimum of 5.95%
         (5.95% at December 31, 2003) master credit facility
         payable to a mortgage corporation and subject to a
         $56,900,000 credit facility. The note is due May 2008 and is
         collateralized by the real estate of the underlying facilities.        48,740,000                -

         6.5% mortgage note payable due November 2004.   The
         mortgage is collateralized by the real estate of one
         facility.  The note is guaranteed by WHSLC.                             5,000,000                -
                                                                             -------------    -------------
                                                                               293,291,314      280,322,975
         Less:  amounts related to assets held for sale                       (293,291,314)               -
         Less:  current portion of long-term debt                                        -       (8,303,880)
                                                                             -------------    -------------
                                                                             $           -    $ 272,019,095
                                                                             =============    =============

         The credit facilities and significant mortgages contain debt covenant compliance requirements. Certain debt requires a debt service coverage ratio before actual management fees of 1.0 to 1.0 in the aggregate with an aggregate debt service coverage ratio, after assumed management fees, of 1.25 to 1.0. Coverage ratios for individual properties after assumed management fees of 1.10 to 1.0 is required for the individual affected properties. Certain occupancy ratios are required to be maintained. In addition, certain loan to value ratios are required.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

         As of December 31, 2002, the Communities were not in compliance with a debt covenant related to the net operating income and occupancy requirements at one of its properties. This loan had a scheduled maturity of September 30, 2003 and was refinanced in
         2003. At December 31, 2002, the balance was classified as a current liability.

         Scheduled principal payments on long-term debt, which relate to assets held for sale, over the next five years, as of December 31, 2003, are as follows:

         YEAR ENDING
         2004                  $   1,206,031
         2005                    117,186,622
         2006                      1,867,013
         2007                      2,002,238
         2008                    158,201,340
         Subsequent to 2008       12,828,070
                               -------------
                               $ 293,291,314
                               =============

5.       RELATED PARTY TRANSACTIONS

         Pursuant to various management agreements, the Communities pay management fees to Horizon Bay Management, L.L.C. ("Horizon Bay") which is owned 100% by WHSLH. The amounts incurred for management fees were
         $5,004,114, $4,905,488, and $4,590,377 for the years ended December 31,
         2003, 2002 and 2001, respectively. Management fees range from 4% to
         5.5% of net revenue of the operating entities.

         The Communities routinely borrow and repay amounts to WHSLC on an uncollateralized and non-interest bearing basis. Such amounts relate to operational activities, property and equipment expenditures and the facilitation of cash management. The Communities were due a net amount of $13,855,208 and $14,532,822 at December 31, 2003 and 2001,
         respectively, and owed a net amount of $12,370,698 as of December 31,
         2002. In conjunction with the aforementioned transaction between CNL and WHSLC, such amounts outstanding at the end of 2003, 2002 and 2001 have been reclassified to equity in the accompanying financial statements.

6.       COMMITMENTS AND CONTINGENCIES

         RENOVATIONS

         As of December 31, 2003, the Communities had substantially completed the renovation of several facilities. These renovation costs have been included in construction in progress and are approximately $1,136,000 and $25,739,000 at December 31, 2003 and 2002, respectively. There were no material commitments related to these projects at December 31, 2003.

         CONDOMINIUM INTERESTS AND SHARED SERVICE AGREEMENTS

         Two of the Communities' facilities are members of condominium associations and they each own an interest in their respective condominiums and share expenses with the other association members.
         These expenses may be contractual in nature. The two Communities own and operate the assisted living and congregate care portions of their respective buildings, and the other owners own and operate the skilled nursing portions of the facilities.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

         ASSERTED AND UNASSERTED CLAIMS

         The Communities are involved in various claims and legal proceedings as part of their ongoing operations. Claims have been assessed against the
         Communities by various claimants. The claims are in various stages of processing and some may ultimately be brought to trial. There are no known incidents occurring through December 31, 2003 that may result in the assertion of additional claims not provided for in the accompanying financial statements, however, other claims may be asserted in the future arising from services provided to residents and patients in the past. While it is possible that settlement of asserted claims and claims which may be assessed in the future could result in liabilities in excess of amounts, management believes that the excess liability, if any, will not materially affect the Communities' financial position, results of operations, or cash flows.

         DEBT GUARANTEE

         In connection with the Communities' acquisition of a portfolio of properties, the Communities are a guarantor of bank debt on two properties that the Communities do not own. The owner of these properties has defaulted under the terms of the loan agreements and is currently in the process of refinancing these loans. In the event that the bank would demand immediate repayment of the outstanding loan balance, the Communities have the ultimate obligation to repay the outstanding loan of approximately $3,500,000 in its entirety. However, management has obtained what it believes to be reasonable evidence that the value of the underlying loan collateral (for the two properties which are both completed and operational) is equal to or greater than the outstanding loan balance. Therefore, management has not accrued a liability for the guaranteed loan amount at December 31, 2003.

         LETTERS OF CREDIT

         The Communities are contingently liable to insurance carriers under general and professional and workers' compensation programs and have provided cash collateralized letters of credit aggregating $312,901 and
         $1,137,000 as of December 31, 2003 and 2002, respectively.

7.       INSURANCE

         The Communities carry various insurance coverages from commercial carriers. Some of the policies provide for a deductible amount. Losses related to deductible amounts are accrued based upon the Communities'
         estimates of the aggregate liability for claims incurred using certain actuarial assumptions and based on prior Communities' experience. The
         Communities' insurance programs consist of the following:

         WORKERS' COMPENSATION INSURANCE PROGRAM

         The Communities have a pre-funded, incurred retrospective program which does not include any self-insurance provisions. A prior self-funded program has continued to process and pay outstanding claims relative to incidents which occurred prior to December 1, 2000. The Communities have an accrual for known and potential claims related to the self-funded program of approximately $866,000 and $500,000 as of
         December 31, 2003 and 2002, respectively.

         GENERAL LIABILITY AND PROFESSIONAL MALPRACTICE INSURANCE

         Effective January 1, 2001, the Communities' general and professional liability insurance coverages were converted from a guaranty cost with no deductible to a claims-made policy. All valid claims incurred prior to January 1, 2001 will be the responsibility of the insurance company and the Communities will not have any exposure. Under the Communities'
         claims-made policy, valid

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

         claims at each location are limited to $1,000,000 per occurrence with a
         $3,000,000 limit per location and a $15,000,000 aggregate policy limit.
         The Communities' deductible for valid claims under the claims-made policy range from $100,000 to $5,000,000 per occurrence. The
         Communities have recorded an accrual for known and estimated incurred but not reported claims of approximately $2,500,000 and $2,000,000 as of December 31, 2003 and 2002, respectively.

         EMPLOYEE HEALTH BENEFITS PROGRAM

         The Communities have a fully-insured health and welfare plan to provide benefits to eligible employees.

8.       SUBSEQUENT EVENT

         In February 2004 WHSLC sold 19 of the 20 properties to CNL Retirement
         Properties, Inc. (CNL) for approximately $257.7 million in cash plus debt assumption of approximately $279.6 million for a total purchase price of $537.3 million. Horizon Bay simultaneously entered into a 15 year contract with CNL to manage the properties. Horizon Bay also entered into separate fifteen year lease agreements for each of the sold properties. The lease agreements obligate Horizon Bay to pay base annual rent of $37.4 million for the balance of 2004. Horizon Bay will pay $45.9 million, $50.0 million, $52.9 million and $54.4 million in years 2005, 2006, 2007 and 2008, respectively. Subsequent to the closing of the sale in February 2004, WHSLC will still own one property out of the 20 included in these financial statements, which is encumbered with $13.7 million of mortgage debt. WHSLC has entered into a sale agreement for this property, which is expected to close in 2004.
         The negotiated sales price for this property is $25.3 million. WHSLC will enter into a sale and lease back of this one remaining property with CNL; this sale and leaseback will become effective upon closing.